Exhibit 10.2

LUNA INNOVATIONS INCORPORATED

SEPARATION AND CONSULTING AGREEMENT

THIS SEPARATION AND CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of the 10th day of August, 2010 (the “Effective Date”), by and between Luna Innovations Incorporated (the “Company”), and Kent A. Murphy, Ph.D. (the “Consultant”) and provides as follows:

RECITALS

WHEREAS, the Consultant has been involved in the executive management of the business and affairs of the Company and possesses scientific and technical experience, knowledge, skills and expertise relating to the Company and its operations;

WHEREAS, the Consultant currently is employed as the Chief Executive Officer (“CEO”) of the Company pursuant to his Luna Innovations Incorporated Employment Agreement (“Employment Agreement”) dated July 14, 2006, as amended December 31, 2008 and March 31, 2009;

WHEREAS, the Consultant is resigning from his position as CEO of the Company as of the Effective Date;

WHEREAS, the Consultant and the Company have agreed to terminate the Consultant’s Employment Agreement and any entitlement of Consultant to compensation or other benefits under the Employment Agreement as of the Effective Date and enter into this Agreement;

WHEREAS, the consulting services to be provided by the Consultant are deemed to be in the best interests of the Company; and

WHEREAS, the parties have mutually agreed upon the terms and conditions of consulting services to be provided by the Consultant to the Company as hereinafter set forth;

TERMS OF AGREEMENT

NOW, THEREFORE, for and in consideration of the premises and of the mutual promises and undertakings of the parties as hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

1.	Resignation. Consultant is resigning from his position as CEO of the Company as of the Effective Date.

2.	Termination of Employment Agreement. The Consultant and the Company hereby terminate the Consultant’s Employment Agreement and any entitlement of Consultant to compensation or other benefits under the Employment Agreement as of the Effective Date and enter into this Agreement.

3.	Accrued Vacation and Attorneys’ Fees. In connection with the negotiations of this Agreement, it has been understood that the Company would pay the Consultant’s counsel’s attorneys’ fees. Therefore, the Company shall pay directly to the Consultant’s counsel its attorneys’ fees in an amount not to exceed seventy two thousand five hundred dollars ($72,500.00). In the event that such attorneys’ fees are less than $72,500.00, the Company shall pay the difference to the Consultant as payment for accrued and unpaid vacation or paid-time off, subject to applicable withholding.

4.	COBRA Benefits. The Company shall pay the group health continuation premiums for the Consultant and the Consultant’s covered dependents for eighteen (18) months from the Effective Date to the extent the Consultant is eligible for and elects such continuation coverage under COBRA.

5.	Consulting Engagement and Retention. The Company hereby engages and retains the services of the Consultant to provide consulting services as outlined in this Agreement. The Consultant accepts his engagement pursuant to the terms of this Agreement. The Consultant’s consulting services pursuant to this Agreement shall commence upon the Effective Date.

6.	Consulting Term. The term of this Agreement shall begin on the Effective Date and shall continue for eighteen (18) months thereafter (the “Term”), unless sooner terminated under the provisions of Section 11 hereof.

7.	Services To Be Provided By The Consultant. The Consultant shall, on an as needed basis as determined by the Company, and upon the specific request of the CEO of the Company or the Company’s Board of Directors (the “Board”), or such other officers as may be designated by the Board, perform the following consulting services (“Consulting Services”), not to exceed forty (40) hours per month:

(a)	provide counsel and assistance to the Company on scientific, technical and related matters;

(b)	provide any other services for which the Consultant may be reasonably expected to have the requisite scientific and technical knowledge and experience to assist the Company;

(c)	provide supervision as directed by the Company where a supervisor with a security clearance may be required; and

(d)	perform such other assignments and projects as may, from time to time, be reasonably assigned to him by the CEO of the Company or the Board.

8.	Consulting Compensation. In exchange for the Company’s access to the Consultant’s time, talents, and services, the Company shall pay the Consultant twenty two thousand five hundred dollars ($22,500.00) for each month of the Term, payable on the last day of such month.

9.	Independent Contractor.

(a)	It is understood and agreed by the parties that the Consultant is an independent contractor providing Consulting Services to the Company and that his position as an independent contractor does not entitle him to be considered an employee of the Company. As such, the Consultant is not entitled to obligate or bind the Company in any manner, without the express advance written authorization of the CEO of the Company or the Board to do so.

(b)	The Consultant is not an employee of the Company and will not participate as an employee in any plan or program maintained by the Company for the benefit of its employees. The Consultant will be solely and entirely responsible for his acts and for the acts of his agents or employees during the term of this Agreement; provided, however, that nothing herein is intended to limit any insurance coverage, if any, that may be available to the Consultant under the Company’s Director and Officer insurance policy.

(c)	The Consultant acknowledges that he is not an employee for any purpose, including, among others, for purposes of the Fair Labor Standards Act, the Employee Retirement Income Security Act, Federal Insurance Contribution Act, the Social Security Act, the Federal Unemployment Tax Act and Income Tax Withholding, or for the purposes of any employee benefit plans or “fringe benefits” which may otherwise be offered by the Company to its employees. The Consultant shall be responsible for compliance with all laws and regulations with respect to his provision of services hereunder, and for all applicable withholding, self-employment and employment related taxes imposed by any taxing jurisdiction. Nothing contained in this Agreement shall be construed to create a joint venture, partnership or relationship other than an independent contractor relationship between the Company and the Consultant.

(d)	The Consultant shall be permitted to obtain employment with, or provide services to, a third party during the Term, provided such employment or providing of services does not (i) interfere with the Consultant’s obligations to the Company pursuant to this Agreement, or (ii) violate the covenants contained in Sections 12, 13, 14, 15 and/or 16 of this Agreement.

10.	Consulting Expenses. Subject to the prior approval of the CEO or the Board, the Company shall reimburse the Consultant for all reasonable business expenses incurred by the Consultant in furtherance of the performance of his Consulting Services in accordance with the Company’s regular reimbursement procedures and practices in effect from time to time.

11.	Termination of Consulting Agreement and Consulting Services. This Agreement and the providing of Consulting Services by the Consultant under this Agreement may be terminated as follows:

(a)	Termination. The Company may terminate the Consultant’s services as a consultant hereunder at any time prior to the ending of the Term, for any reason, whether with or without cause.

(b)	Termination During the Term. If the Company terminates the Consultant’s services as a Consultant hereunder for any reason during the Term or upon the death or inability of the Consultant to perform the essential functions of his consulting position with or without reasonable accommodation for more than twelve consecutive weeks, the Consultant will remain entitled to be paid the monthly amount specified in Section 8 hereof for the remainder of the Term. Any such continued entitlement to be paid pursuant to Section 8 hereof is contingent on the consultant’s execution of, and not revoking, the “General Release Agreement,” which is attached hereto as Exhibit “B” and hereby incorporated by reference herein. The date of termination by the Company of the Consultant’s services as a consultant hereunder shall be the date specified in a written notice of termination to the Consultant.

(c)	Continuing Obligations of the Consultant After Termination. Any termination of this Agreement or the termination of the Consultant’s providing of consulting services under this Agreement, for any reason, whether with or without cause, and whether voluntary or involuntary, will not affect Sections 12, 13, 14, 15 and/or 16 of this Agreement, which the parties agree will survive the termination of this Agreement.

12.	Company Confidential Information.

(a)	The Consultant hereby acknowledges that the Consultant’s providing of Consulting Services to the Company places the Consultant in a position of confidence and trust with respect to the business, operations, customers, prospects, and other personnel of the Company, and that the Consultant will be given access to trade secrets and confidential and proprietary business information of the Company. The Consultant acknowledges that the Company’s trade secrets and confidential and proprietary business information include, but are not limited to, such matters as Company patents, trade secrets, systems, products and methodologies (whether or not patentable), formulas, processes, manufacturing procedures, manuals, reports, software and source code used in the Company’s production and business processes, customers, identity of vendors, materials used in the Company’s processes, pricing received from vendors, business opportunities and prospective business opportunities, costing and pricing procedures and information, scientific and technical information and processes, marketing and business strategies, equipment and methods used and preferred by the Company and/or its customers, and the amounts paid by such customers for the Company’s products (all of the foregoing will be hereinafter referred to as “confidential information”). Additionally, and not by way of limitation, as used above, the term “trade secrets” shall be afforded the construction allowed by the common law, the Virginia Trade Secrets Act, and/or by federal law.

(b)	The Consultant agrees that the Company’s confidential information derives independent economic value because it is not generally known or readily ascertainable by other persons who could obtain economic value from the disclosure or use of such information.

(c)	The Consultant acknowledges that the Company has invested considerable time and expense in developing and safeguarding its confidential information, and in developing and maintaining personal contacts and relationships with its customers and potential customers. The Consultant agrees that, in so doing, the Company has developed favorable goodwill with customers and with the business community. The Company wishes to safeguard its goodwill and confidential information.

(d)	The Consultant pledges his best efforts and utmost diligence to protect the Company’s confidential information. Unless required by the Company in connection with the Consultant’s services for the Company or with the express written consent of the CEO of the Company or the Board, the Consultant agrees that he shall not, during the Term of this Agreement or afterwards, directly or indirectly, use or disclose for the Consultant’s own benefit or for the benefit of another person or entity of any kind, or group of persons and/or entities, any of the Company’s confidential information, whether or not the information is acquired, learned, attained, or developed by the Consultant alone or in conjunction with others. The Consultant makes the same pledge with regard to the confidential information of the Company’s customers, contractors, or others with whom the Company has a business relationship.

(e)	The Consultant also agrees that all notes, lists, records, drawings, memoranda, or other documents that are made or compiled by the Consultant or which are or were made available to the Consultant concerning any of the Company’s business and/or confidential information shall be the exclusive property of the Company. The Consultant agrees to deliver such materials and information to the Company upon the termination of his providing of Consulting Services or at any other time at the Company’s request. The Consultant understands that the unauthorized taking or disclosure of any of such information or materials could also result in civil and/or criminal liability.

(f)	Any alleged breach by the Company of any other provision of this Agreement is not a defense to the enforceability of the covenants contained in this Section 12.

13.

Non-Solicitation. The Consultant acknowledges that, while he was employed by the Company and during his providing of Consulting Services on behalf of the Company, the Consultant had and will have contact with and/or become aware of customers of the Company, and the representatives of those customers, their names and addresses, specific customer needs and requirements, and leads and references to prospective customers. The Consultant further acknowledges that loss of such customers would cause the Company great and irreparable harm. For eighteen (18) months following the Effective Date, the Consultant shall not, on the Consultant’s own behalf or on behalf of any other person or entity, solicit, initiate contact with or first call upon or attempt to solicit, initiate contact with or first call upon, any customer of the Company with whom the Consultant had business contact or business dealings or for which the Consultant had responsibilities or performed work on behalf of the Company during the Term of this Agreement and during the last twelve (12) months of the Consultant’s employment by the Company, for the purpose of offering or providing products, services or technologies that are competitive with the products, services or technologies of the Company. Solely as it relates to government customers, including federal state and local governments, the term “customer” as used in this Section 13 means a specific procuring component or agency with whom the Company has, or has had, a procurement or development contract or grant or award agreement within the three (3) years prior to any action(s) by the Consultant which would be prohibited by this Section 13. The Consultant acknowledges that the covenants contained in this paragraph are reasonable and necessary to protect the Company’s legitimate business interests. Any alleged breach by the Company of any other provision of this Agreement is not a defense to the enforceability of the covenants contained in this Section 13.

14.

No-Hire. The Consultant agrees that the Company has invested substantial time and effort in assembling its present staff of personnel. Accordingly, the Consultant agrees that through December 31, 2012 (“Restrictive Period”), the Consultant shall not, directly or indirectly, on the Consultant’s own behalf or on behalf of any other person or entity, recruit, hire or retain the services of, or attempt to recruit, hire or retain the services of, any Employee or Representative of the Company, or encourage, prompt, induce or solicit, or attempt to encourage, prompt, induce or solicit, any of the Company’s Employees or Representatives to terminate their employment or relationship with the Company or become affiliated with or perform work for any business that is competitive with the business of the Company. For purposes of this Section 14, “Employee or Representative” shall mean any individual who is an employee or representative of the Company as of the Effective Date or who is an employee or representative of the Company at any time during the Restrictive Period, provided, however, that in the event any individual’s employment is terminated by the Company in connection with a general reduction in force of more than five (5) individuals at the same time, such individual shall not be included in the definition of “Employee or Representative” for purposes of this Section 14. In the event the Consultant has questions regarding whether any action by him would violate the restrictions of this Section 14, he shall have the ability to request in writing that the Company specifically consent to the Consultant’s ability to engage in such actions or, in the event that the Company determines that any such action would be violative of this Section 14, the Company shall provide the Consultant a written answer within fifteen (15) business days. In the event that the Consultant receives a negative response to his request, he will given the opportunity to make the same request to the Board’s Nominating and Governance Committee, which shall provide the Consultant a written answer within fifteen (15) business days. Any response from that Board Committee shall be final. The Consultant acknowledges that the covenants contained in this paragraph are reasonable and necessary to protect the Company’s legitimate business interests. Any alleged breach by the Company of any other provision of this Agreement is not a defense to the enforceability of the covenants contained in this Section 14.

15.

Non-Competition. The Consultant acknowledges that the Consultant’s engaging in any business that is competitive with the business of the Company would cause the Company great and irreparable harm. During the Term of this Agreement, the Consultant shall faithfully devote the Consultant’s best efforts to advance the business and interests of the Company. For eighteen (18) months from the Effective Date, the Consultant shall not, on his own behalf or on behalf of any other person or entity engaged in providing any products, services, or technologies competitive with the products, services or technologies of the Company, perform duties or provide products, services or technologies that are the same as or substantially similar to and that are competitive with those duties performed or products, services or technologies provided by the Consultant on behalf of the Company within any of the territories and markets to which the Consultant was assigned or in which the Consultant had responsibilities or performed work for the Company during the Term of this Agreement and during the last twelve (12) months of the Consultant’s employment with the Company. In the event the Consultant has questions regarding whether a new opportunity is “competitive” with the Company’s products and services, he shall have the ability to request in writing that the Company specifically consent to the Consultant’s ability to engage in such opportunity, or, in the event that the Company determines that the new opportunity is “competitive”, the Company shall provide the Consultant a written explanation of such determination within fifteen (15) business days. The Consultant acknowledges that the covenants contained in this paragraph are reasonable and necessary to protect the Company’s legitimate business interests. Any alleged breach by the Company of any other provision of this Agreement is not a defense to enforceability of the covenants contained in this Section 15.

16.	Ownership of Intellectual Property. Any and all inventions, discoveries, improvements, or creations (collectively “intellectual property”) that the Consultant has conceived or made or may conceive or make during the period of his employment with the Company or as a result of his providing of Consulting Services to the Company that in any way, directly or indirectly, are connected with or related to the Company and/or its business, shall be the sole and exclusive property of the Company. All works created by the Consultant under the Company’s direction or in connection with the Company’s business for which copyrights, trademarks or patents may be sought are “works made for hire” and will be the sole and exclusive property of the Company. Any and all copyrights, trademarks or patents to such works, whether actually sought and/or applied for or not, will belong to the Company, and the Consultant shall execute all documents that may be necessary to convey or assign any such rights that the Consultant may have in such intellectual property to the Company or that otherwise may be necessary to enable the Company to seek such protection for such intellectual property. To the extent any such works are not deemed to be “works made for hire,” the Consultant hereby assigns all proprietary rights, including copyrights, trademarks and patents, in such works to the Company. The Consultant agrees to execute any documents and take any such other action requested by the Company to effect or perfect such assignment of proprietary rights to the Company.

17.

Court’s Or Other Trier of Fact’s Right To Modify Restrictions. The parties have attempted to limit the Consultant’s right to compete only to the extent necessary to protect the Company in its legitimate business interests and from unfair competition. If the scope or enforceability of this Agreement is in any way disputed at any time, the Company and the Consultant agree that a court or other trier of fact may modify and enforce this Agreement to the extent it believes to be reasonable under the circumstances. Any such modification shall apply only to the applicable jurisdiction in which such modification has been made and shall not serve to alter or amend this Agreement in any other jurisdiction.

18.	Enforcement. The Consultant acknowledges that, in the event of a breach or threatened breach by the Consultant of any of the covenants and promises contained in Sections 12, 13, 14, 15 and/or 16 of this Agreement, the Company will suffer irreparable injury for which there is no adequate remedy at law. The Consultant therefore agrees that the Company will be entitled to temporary, preliminary and permanent injunctive relief from the courts enjoining any such breach or threatened breach, without the necessity of posting any type of bond. The Company shall have the right to seek a remedy at law as well as, or in lieu of, equitable relief in the event of any such breach. If it is determined that the Consultant has violated any of his obligations under Sections 12, 13, 14, 15 and/or 16 of this Agreement, then the period applicable to each obligation that the Consultant has been determined to have violated automatically will be extended by a period of time equal in length to the period during which such violation(s) occurred. If it is determined that the Consultant has breached Sections 12, 13, 14, 15 and/or 16 of this Agreement, in addition to all other remedies available at law or in equity, the Consultant shall pay all of the Company’s costs and expenses resulting from such breach and/or incurred in enforcing this Agreement, including legal fees.

19.	Severability. If any provision in this Agreement is determined to be in violation of any law, rule or regulation or otherwise unenforceable, such determination will not affect the validity of any other provision of this Agreement, which will remain in full force and effect. Each section, provision, paragraph and subparagraph of this Agreement is severable from every other section, provision, paragraph and subparagraph and constitutes a separate and distinct covenant. Any such determination shall apply only to the jurisdiction in which such a determination has been made and shall not serve to alter or amend this Agreement in any other jurisdiction.

20.	Governing Law; Venue. The parties agree that this Agreement is entered into in the Commonwealth of Virginia and that the rights and obligations of all parties to this Agreement shall be governed by the laws of the Commonwealth of Virginia, without regard to its choice of law provisions. The Company and the Consultant agree that the exclusive venue for any lawsuit arising out of or relating in any way to breaches of Sections 12, 13, 14, 15 and/or 16 of this Agreement, whether for a temporary restraining order, injunction, declaratory judgment, specific performance, damages or other relief, shall be in the U.S. District Court for the Western District of Virginia, Roanoke Division, or in state court in Roanoke City, Virginia, and the Consultant waives any objections to jurisdiction and venue which the Consultant otherwise may have as to any such lawsuit.

21.	Notices. All notices, requests, demands and other communications called for under this Agreement shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

If to the Company:

Luna Innovations Incorporated

1 Riverside Circle, Suite 400

Roanoke, Virginia 24016

Attn: General Counsel

If to the Consultant:

At the last residential address known by the Company.

22.

Arbitration. To ensure the rapid and economical resolution of disputes that may arise in connection with the Consultant’s providing of consulting services to the Company, the Consultant and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to the enforcement, breach, performance, or interpretation of this Agreement, the Consultant’s providing of consulting services, or the termination of the Consultant’s providing of consulting services, shall be resolved, to the fullest extent permitted by law, by final, binding and confidential arbitration in Roanoke City, Virginia, conducted by JAMS, the Resolution Experts (“JAMS”) or its successor, under the then applicable rules of JAMS. The Consultant and the Company acknowledge that by agreeing to this arbitration procedure, each party waives the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision including the arbitrator’s essential findings and conclusions and a statement of the award. The arbitrator shall be authorized to award any or all remedies that the Consultant or the Company would be entitled to seek in a court of law. Nothing in this Section 22 is intended to prevent the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Notwithstanding the other provisions of this Section 22, the Consultant and the Company agree that each has the right to resolve any issue or dispute arising under Sections 12, 13, 14, 15 and/or 16 of this Agreement by court action instead of arbitration.

23.	Non-Disparagement. The Consultant agrees that he has not and will not disparage in any way the Company, and further agrees to refrain from any defamation, libel or slander of the Company, any statements or letters regarding his resignation from any Board position with the Company not previously approved by the Company, and any tortious interference with the contracts, relationships and prospective economic advantage of the Company. The Company agrees that its executive officers will not disparage the Consultant and will refrain from any defamation, libel or slander of the Consultant. The Consultant understands and agrees that the Company is unable to guarantee compliance with any non-disparagement provision by all employees of the Company, but the Company agrees to take reasonable steps to ensure that its executive officers have been informed of the need to comply with this non-disparagement provision. For purposes of this Section 23, the term “executive officers” shall be defined as set forth in Section 16 of the Securities and Exchange Act of 1934, as amended.

24.	Survival. The Consultant’s obligations hereunder are continuing obligations and will survive both the execution of this Agreement and the termination of his Consulting Services provided to the Company.

25.	Assignability. This Agreement may be assigned by the Company without prior notice to the Consultant and without payment of any additional consideration to the Consultant. The Consultant further understands and agrees that the services and obligations of the Consultant hereunder are of a personal nature and may not be assigned in whole or in part by the Consultant.

26.	Entire Agreement. This Agreement and that certain letter agreement between the Company and the Consultant dated as of the date of this Agreement constitute the entire agreement between the parties with respect to the subject matter hereof. It supersedes any prior agreement or understanding between them, including, but not limited to, the Consultant’s Employment Agreement, and it may not be modified or amended except by a writing executed by both parties. No subsequent writing shall modify or amend this Agreement unless such writing specifically indicates an intention specifically to modify or amend the terms of this Agreement. No waiver of any provision of this Agreement shall be valid unless in writing signed by the person or party to be charged. The CEO of the Company or the Board are the only person or body with authority to act on behalf of the Company with respect to such matters under this Agreement.

27.	Acknowledgment. The Consultant acknowledges that he fully understands all the terms, conditions, and provisions set forth in this Agreement, particularly including, but not limited to, the Company Confidential Information, Non-Solicitation, No-Hire, Non-Competition and Ownership of Intellectual Property provisions contained herein. The Consultant acknowledges that he has been given an opportunity to review and consider this Agreement before signing it, that this Agreement is fair and reasonable, that the Consultant has received a copy of this Agreement for his files, and that the Consultant intends to abide by this Agreement.

28.	General Release Agreement. In consideration of the foregoing, the Consultant agrees to execute the “General Release Agreement,” which is attached hereto as Exhibit “A” and which is hereby incorporated by reference herein.

29.	Counterparts and Facsimile Signatures. This Agreement may be executed by facsimile transmission and in several counterparts, and all counterparts so executed shall constitute one agreement binding on all parties, notwithstanding the fact that all the parties have not signed the original or the same counterpart. Any counterpart signed by the party against whom enforcement of this Agreement is sought shall be admissible into evidence as an original of this Agreement to prove its contents.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year above written.

LUNA INNOVATIONS INCORPORATED		CONSULTANT

By:	/s/ Dale Messick	/s/ Kent A. Murphy, Ph.D.
	Name: Dale Messick	Kent A. Murphy, Ph.D.
Title: Interim President and Chief Operating Officer

EXHIBIT “A”

GENERAL RELEASE AGREEMENT

THIS GENERAL RELEASE AGREEMENT (the “Agreement”) is executed by and between Kent A. Murphy, Ph.D. (the “Consultant”) and Luna Innovations Incorporated (the “Company”) (as used herein, the “Company” includes its parent, subsidiaries, successors, affiliates and assigns, and all of its present or former employees, officers, agents, and directors). The Consultant and the Company agree to the following:

1. The Consultant and the Company desire to compromise and resolve any and all claims or potential claims that the Consultant may have against the Company up to and including the Effective Date.

2. For and in consideration of the covenants contained herein and contingent upon the Consultant’s compliance therewith, the Company and the Consultant agree to enter into a certain Luna Innovations Incorporated Separation and Consulting Agreement dated August 10, 2010, to which this Agreement is attached as Exhibit A.

3. In return for the consideration and promises contained in paragraph 2 of this Agreement and for other consideration, the receipt and sufficiency of which are hereby acknowledged, as set forth in the aforementioned Luna Innovations Incorporated Separation and Consulting Agreement, the Consultant shall and does hereby RELEASE and FOREVER DISCHARGE the Company, its parents, subsidiaries, affiliates, divisions, successors and assigns, and all of the Company’s present or former employees, officers, servants, agents, members and directors from any and all claims, demands, actions or causes of action on account of, arising out of or in any way connected in any way with (a) the Consultant’s employment, (b) the Consultant’s Luna Innovations Incorporated Employment Agreement, dated July 14, 2006, as amended December 31, 2008 and March 31, 2009 (“Employment Agreement”), or the termination thereof; (c) the ending of or modification of the Consultant’s employment with the Company, (d) all matters alleged or which could have been alleged in a complaint against the Company, (e) any and all injuries, losses or damages to the Consultant, including any claims for attorney’s fees, (f) any and all claims relating to the conduct of any employee,

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officer, director, or agent of the Company, and (g) any and all other matters, transactions or things occurring prior to the date hereof, including any and all possible claims, known or unknown, which could have been asserted against the Company or the Company’s employees, agents, officers, members or directors.

4. The release contained in paragraph 3 of this Agreement includes, but is not limited to, the release of any claims arising under federal, state or local laws relating to the Consultant’s employment with the Company, including any claims based on the Consultant’s age, citizenship, disability, handicap, national origin, race, religion, veteran’s status, gender, or any other protected classification, any claims arising out of any legal restrictions on an employer’s right to separate or terminate its employees and any claims for salary, leave or other benefits, personal injury, compensatory or punitive damages. This release includes, but is not limited to, any claims the Consultant may have under the Civil Rights Acts of 1866, 1964 and 1991, as amended, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Uniformed Services Employment and Reemployment Rights Act, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, and any other federal, state or local statute, rule, regulation or common law cause of action. Further, the Consultant intends that this release shall discharge the Company to the maximum extent permitted by law. The Consultant acknowledges that he has been paid all sums and received all leave and other benefits to which he may be entitled under applicable law or under his Employment Agreement. The Consultant also warrants and represents that he is the owner of the matters released by him herein and he has not transferred or assigned all or any part thereof.

5. In return for the consideration and promises contained in paragraph 2 of this Agreement and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the Company releases, acquits and forever discharges the Consultant of and from any and all claims, actions, causes of action, judgments, grievances, obligations, rights, demands, debts, damages, sums of money, attorney’s fees, costs, losses, liabilities or accountings of whatever nature, whether known or unknown, disclosed or undisclosed, asserted or unasserted, in law or equity, contract, tort or common law or otherwise, including, without limitation, any claims arising from violations of any statute, constitutional provision, executive order, law or ordinance, and any claims arising out of any relationship between the Company and the Consultant, predating the execution of this Agreement.

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6. Each of the covenants herein contained shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, assigns and successors in interest of each of the Parties.

7. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia, without regard to its choice of law provisions.

8. Should any provision of this Agreement be declared or determined by any court or other reviewing forum to be illegal or invalid, the legality and validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be severed and deemed not to be a part of this Agreement.

9. The Consultant acknowledges that pursuant to this Agreement he is receiving value beyond and in addition to anything to which he already is entitled. The Consultant also represents that he has been advised that he should consult with an attorney prior to signing this Agreement. The Consultant acknowledges that he has been given at least twenty-one (21) days within which to consider the terms of this Agreement. The Consultant also understands that he may revoke this Agreement within seven (7) days of his signing of the Agreement and that the Agreement shall not become effective or enforceable until the seven (7) day revocation period has expired. Any such revocation must be in writing, addressed to the undersigned representative of the Company, and must be received by the Company within the seven (7) day revocation period.

10. The Consultant represents that he understands all of the provisions herein, and that he is entering into this Agreement voluntarily. The Consultant further represents and acknowledges that in executing this Agreement he does not rely, and has not relied, upon any representation or statement made by the Company or by any of the Company’ employees, officers, agents, members, directors or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

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11. This Agreement may be executed by facsimile transmission and in several counterparts, and all counterparts so executed shall constitute one agreement binding on all parties, notwithstanding the fact that all the parties have not signed the original or the same counterpart. Any counterpart signed by the party against whom enforcement of this Agreement is sought shall be admissible into evidence as an original of this Agreement to prove its contents.

[SIGNATURE PAGE FOLLOWS]

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PLEASE READ CAREFULLY.

THIS SETTLEMENT AND RELEASE AGREEMENT INCLUDES

A COMPLETE RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date(s) set forth below:

Kent A. Murphy, Ph.D.	Date

LUNA INNOVATIONS INCORPORATED

By	Date
Its

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EXHIBIT “B”

GENERAL RELEASE AGREEMENT

THIS GENERAL RELEASE AGREEMENT (the “Agreement”) is executed by and between Kent A. Murphy, Ph.D. (the “Consultant”) and Luna Innovations Incorporated (the “Company”) (as used herein, the “Company” includes its parent, subsidiaries, successors, affiliates and assigns, and all of its present or former employees, officers, agents, and directors). The Consultant and the Company agree to the following:

1. The Consultant and the Company desire to compromise and resolve any and all claims or potential claims that the Consultant may have against the Company up to and including the Effective Date.

2. For and in consideration of the covenants contained herein and contingent upon the Consultant’s compliance therewith, the Consultant executes this General Release Agreement pursuant to Section 11 of the Luna Innovations Incorporated Separation and Consulting Agreement dated August 10, 2010 (“Consulting Agreement”), to which this Agreement is attached as Exhibit B, which is required in order for him to continue receiving payments pursuant to Section 8 of the Consulting Agreement.

3. In return for the consideration and promises contained in paragraph 2 of this Agreement and for other consideration, the receipt and sufficiency of which are hereby acknowledged, as set forth in the aforementioned Luna Innovations Incorporated Separation and Consulting Agreement, the Consultant shall and does hereby RELEASE and FOREVER DISCHARGE the Company, its parents, subsidiaries, affiliates, divisions, successors and assigns, and all of the Company’s present or former employees, officers, servants, agents, members and directors from any and all claims, demands, actions or causes of action on account of, arising out of or in any way connected in any way with (a) the Consultant’s retention or service as a consultant pursuant to the Consulting Agreement, (b) the termination of the Consultant’s services under the Consulting Agreement, (c) all matters alleged or which could have been alleged in a complaint against the Company, (d) any and all injuries, losses or damages to the Consultant, including any claims for attorney’s fees, (e) any and all claims relating to the conduct of any

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employee, officer, director, or agent of the Company, and (f) any and all matters, transactions or things occurring prior to the date hereof, including any and all possible claims, known or unknown, which could have been asserted against the Company or the Company’s employees, agents, officers, members or directors.

4. The release contained in paragraph 3 of this Agreement includes, but is not limited to, the release of any claims arising under federal, state or local laws relating to the Consultant’s employment with the Company or to his providing of consulting services to the Company, including any claims based on the Consultant’s age, citizenship, disability, handicap, national origin, race, religion, veteran’s status, gender, or any other protected classification, any claims arising out of any legal restrictions on the Company’s right to separate or terminate its consultants and/or employees and any claims for pay, salary, leave or other benefits, personal injury, compensatory or punitive damages. This release includes, but is not limited to, any claims the Consultant may have under the Civil Rights Acts of 1866, 1964 and 1991, as amended, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Uniformed Services Employment and Reemployment Rights Act, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, and any other federal, state or local statute, rule, regulation or common law cause of action. Further, the Consultant intends that this release shall discharge the Company to the maximum extent permitted by law. The Consultant also warrants and represents that he is the owner of the matters released by him herein and he has not transferred or assigned all or any part thereof.

5. The Consultant agrees that he has not and will not disparage in any way the Company, and further agrees to refrain from any defamation, libel or slander of the Company, any statements or letters regarding his resignation from any position with the Company not previously approved by the Company, and any tortious interference with the contracts, relationships and prospective economic advantage of the Company.

6. The Parties agree that this Agreement shall not be construed to be an admission of any sort on the part of any of the Parties hereto.

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7. Each of the covenants herein contained shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, assigns and successors in interest of each of the Parties.

8. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia, without regard to its choice of law provisions.

9. Should any provision of this Agreement be declared or determined by any court or other reviewing forum to be illegal or invalid, the legality and validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be severed and deemed not to be a part of this Agreement.

10. The Consultant acknowledges that pursuant to this Agreement he is receiving value beyond and in addition to anything to which he already is entitled. The Consultant also represents that he has been advised that he should consult with an attorney prior to signing this Agreement. The Consultant acknowledges that he has been given at least twenty-one (21) days within which to consider the terms of this Agreement. The Consultant also understands that he may revoke this Agreement within seven (7) days of his signing of the Agreement and that the Agreement shall not become effective or enforceable until the seven (7) day revocation period has expired. Any such revocation must be in writing, addressed to the undersigned representative of the Company, and must be received by the Company within the seven (7) day revocation period.

11. The Consultant represents that he understands all of the provisions herein, and that he is entering into this Agreement voluntarily. The Consultant further represents and acknowledges that in executing this Agreement he does not rely, and has not relied, upon any representation or statement made by the Company or by any of the Company’ employees, officers, agents, members, directors or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

12. This Agreement may be executed by facsimile transmission and in several counterparts, and all counterparts so executed shall constitute one agreement binding on all parties, notwithstanding the fact that all the parties have not signed

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the original or the same counterpart. Any counterpart signed by the party against whom enforcement of this Agreement is sought shall be admissible into evidence as an original of this Agreement to prove its contents.

PLEASE READ CAREFULLY.

THIS SETTLEMENT AND RELEASE AGREEMENT INCLUDES

A COMPLETE RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date(s) set forth below:

Kent A. Murphy, Ph.D.	Date

LUNA INNOVATIONS INCORPORATED

By	Date
Its

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